UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 19, 2010

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2010, Inspire Pharmaceuticals, Inc. (“Inspire”) and Allergan, Inc. and its affiliates, Allergan Sales, LLC and Allergan Pharmaceuticals Holdings (Ireland) Ltd. (collectively, “Allergan”) entered into an Amended and Restated License, Development and Marketing Agreement (the “New Amendment”) to their License, Development and Marketing Agreement, dated as of June 22, 2001, as previously amended (the “Original Agreement”).

Pursuant to the terms of the Original Agreement, Inspire granted to Allergan certain rights relating to the development and commercialization of Inspire’s diquafosol tetrasodium products, including Prolacria™, throughout the world, except in Japan and nine other Asian countries (the “Territory”), and, as partial consideration therefore, Inspire received certain rights relating to the commercialization of Restasis® (and any other human ophthalmic formulations of cyclosporine owned by Allergan), including the right to receive revenue based on net sales of Restasis (and such other products, if any) in the Territory.

Restasis Rights and Obligations

Under the terms of the Original Agreement, in the event the joint development committee, which was controlled by Allergan, decided to terminate the development program for diquafosol and Inspire did not elect to co-promote Restasis, Allergan’s payments to Inspire due on net sales of Restasis would be reduced by thirty percent (30%). Pursuant to the terms of the New Amendment, all of Inspire’s rights and obligations to co-promote Restasis are now terminated.

Under the Original Agreement, Inspire was entitled to receive from Allergan net sales payments on Restasis and any other cyclosporine product, on a country-by-country basis for a term equal to the later of (i) the applicable patent term covering such product in such country, and (ii) 10 years from commercial launch of such product. As a result, if a second generation cyclosporine product had been developed and commercialized by Allergan under the Original Agreement, Inspire would have been entitled to receive net sales payments for at least 10 years in any applicable country. The New Amendment will terminate on December 31, 2020 and, therefore, Allergan will be obligated to make applicable net sales payments on Restasis and any other human ophthalmic formulations of cyclosporine owned or controlled by Allergan until December 31, 2020.

The terms of the Original Agreement specified that the revenue rates related to net sales of Restasis would be payable at one rate in the United States and a lower rate for the remainder of the countries in the Territory. Under the terms of the New Amendment, Inspire will be entitled to receive revenue payments based on one worldwide rate that will apply to all sales of Restasis products (including Restasis and any other human ophthalmic formulations of cyclosporine owned or controlled by Allergan) in the Territory. For the remainder of the year ending December 31, 2010, Inspire will be entitled to continue to receive revenue payments based on net sales of Restasis products at the annual U.S. rate provided in the Original Agreement. Thereafter, the worldwide rate shall step down from the U.S. rate by three percentage points in 2011, a further 0.25 percentage point in 2013 and a final 0.50 percentage point in 2014, remaining at this level through the end of the term in 2020.

Inspire is not required to co-promote Restasis in order to receive this revenue stream.

Diquafosol Rights and Obligations

Under the terms of the Original Agreement, the development of diquafosol was undertaken by Inspire with oversight from a joint development committee, which Allergan had the ability to control. Pursuant to the terms of the New Amendment, Inspire has sole control over the development of diquafosol products, including the ability to determine in its sole and absolute discretion whether or not to conduct any development activities at all. In furtherance of the foregoing, under the New Amendment, Inspire has the right to control the regulatory filings and intellectual property relating to diquafosol products. At this time, Inspire is not planning to proceed with further clinical development of Prolacria.

In the event Inspire resumes development and receives regulatory approval for a diquafosol product in a particular country in the Territory, it will have the option for a period of 60 days from receipt of such regulatory approval to offer commercialization rights to Allergan in such country. Allergan may either accept or reject the commercialization rights relating to the product in such country. If Allergan accepts such commercialization rights, Inspire and Allergan will enter into an Exclusive License Agreement in the form appended to the New Amendment. In accordance with the terms of such Exclusive License Agreement, Allergan will be obligated to commercialize the product in such country and to make milestone and other payments based on net sales to Inspire on substantially the same terms as set forth in the Original Agreement with respect to diquafosol products. Allergan has the option to terminate such Exclusive License Agreement at the end of 2020, in which case all rights to diquafosol thereunder would revert back to Inspire.

If Allergan rejects the offered diquafosol commercialization rights with respect to a country, Inspire will retain such commercialization rights with respect to diquafosol, and Inspire will also continue to be entitled to receive fees based on net sales of Restasis products in such country. In the event that Inspire chooses not to offer diquafosol commercialization rights to Allergan with respect to a country, Inspire will retain all commercialization rights to diquafosol in such country, and once the product is launched in such country, Inspire’s rights to receive fees from Allergan based on net sales of Restasis products in such country will terminate.

Miscellaneous

Under the terms of the New Amendment, the parties also entered into a mutual release with respect to any claims arising from the Original Agreement.

Item 8.01	Other Events.

On August 25, 2010, Inspire issued a press release announcing that Inspire and Allergan had entered into the New Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description
99.1	Press Release dated August 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Joseph M. Spagnardi
Joseph M. Spagnardi,
Senior Vice President, General Counsel and Secretary

Dated: August 25, 2010

EXHIBIT INDEX

No.	Description
99.1	Press Release dated August 25, 2010.